UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2010

HealthMarkets, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14953	75-2044750
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9151 Boulevard 26, North Richland Hills, Texas	76180
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 255-5200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On September 2, 2010, HealthMarkets, Inc. (the “Company”) adopted a compensation program (“Program”) applicable to Phillip J. Hildebrand, President and Chief Executive Officer, Steven P. Erwin, Executive Vice President and Chief Financial Officer, Anurag Chandra, Executive Vice President and Chief Operating Officer and B. Curtis Westen, Executive Vice President and General Counsel (each, an “Executive” and collectively, the “Executives”).

The Program, which will be effective as to each Executive upon the Executive’s signed acknowledgment and agreement to Program terms and conditions, entitles the Executives to the following:

•	Portions of each Executive’s annual bonus compensation for 2010 and 2011 will be guaranteed, vesting as follows:

•	2010 annual bonus compensation: 66.66% of target bonus guaranteed. Vests on December 31, 2010, subject to the Executive’s continuous employment through such date. Based on current annual base salaries and target bonus percentages, this would equate to a payment to each Executive in the following amounts: Mr. Hildebrand – $1,066,560; Mr. Erwin – $349,965; Mr. Chandra – $333,300; and Mr. Westen – $316,635.

•	2011 annual bonus compensation: 50% of target bonus guaranteed. Vests on December 31, 2011, subject to the Executive’s continuous employment through such date. Based on current annual base salaries and target bonus percentages, this would equate to a payment to each Executive in the following amounts: Mr. Hildebrand – $800,000; Mr. Erwin – $262,500*; Mr. Chandra – $250,000; and Mr. Westen – $237,500.

*	As previously disclosed by the Company, Mr. Erwin, age 67, announced his intention to step down from the position of Chief Financial Officer, effective October 1, 2010, and is expected to remain employed until December 31, 2010. As a result, he is not expected to receive a 2011 annual bonus compensation payment.

•	Although the guaranteed portion of each Executive’s annual bonus compensation vests only as described above, in some cases payments will be made in advance of vesting. For 2010, one-half of the guaranteed portion will be paid following the quarter ended September 30, 2010 and one-half of the guaranteed portion will be paid following the quarter ended December 31, 2010. For 2011, the guaranteed portion will be paid in equal pro rata installments, on a quarterly basis in arrears.

•	75% of the gross amount of any payment made prior to vesting is subject to clawback by the Company based on specified termination events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HEALTHMARKETS, INC.

By:	/s/ Connie Palacios

Name: Connie Palacios Title: Vice President, Controller and Principal Accounting Officer

Dated: September 8, 2010